CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 3 Registration Statement on Form SB-2/A, of our report dated February 4, 2006 relating to the December 31, 2005 financial statements of Bedminster National Corp.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

WEBB & COMPANY, P.A.

Certified Public Accountants

Boynton Beach, Florida

April 24, 2006